Exhibit 99.1

RISK FACTORS

Risks Relating to the Proposed WTW Transaction.

There can be no assurance that the WTW Transaction will be completed or that we will realize the expected benefits of the WTW Transaction.

The Company’s acquisition of certain Willis Towers Watson plc reinsurance, specialty and retail brokerage operations (the “WTW Transaction”) is part of a proposed regulatory remedy for the pending combination of Aon plc and Willis Towers Watson plc (the “Aon Willis Transaction”) and, as such, the completion of the WTW Transaction is dependent upon the completion of the Aon Willis Transaction. The Aon Willis Transaction requires antitrust clearance in a number of jurisdictions, including Australia, the European Union, New Zealand, Singapore and the United States. We can provide no assurance that the various conditions to closing of the WTW Transaction will be satisfied, including the closing of the Aon Willis Transaction and the receipt of anti-trust, regulatory or other necessary approvals, or as to the terms on which any such approvals may be given. Our ability to complete the WTW Transaction may also be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein.

Although we currently anticipate that the WTW Transaction, should it occur, will be accretive to earnings per share (on an as adjusted earnings basis for estimated reduction in revenue as a result of non-renewal of clients, departed key brokers and other employees, and expected changes in operating expenses and other items that is not pursuant to GAAP) from and after its closing, this expectation is based on assumptions about our business, the operations to be acquired and preliminary estimates, which may change materially. As a result, should the WTW Transaction occur, certain other amounts to be paid in connection with the WTW Transaction may cause dilution to our earnings per share or decrease or delay the expected accretive effect of the WTW Transaction and cause a decrease in the market price of our common stock. In addition, a change in the assumption may result in a change in future earnings, which could be material.

We may encounter integration challenges and the WTW Transaction may not perform as expected.

We can provide no assurance that we will be able to successfully integrate the operations acquired in the WTW Transaction or achieve expected cost savings or synergies from such integration, that the acquired operations will perform as expected, or that we will not incur unforeseen obligations or liabilities. It is possible that our experience in running the operations acquired in the WTW Transaction will require us to adjust our expectations regarding the impact of the acquisition on our operating results. In particular, the amount of revenue we expect the acquired operations to lose, due to the departure of key employees, the loss of key clients within the acquired operations, or for other reasons, is based upon estimates, assumptions and projections that may turn out to be incorrect. As a result, actual lost revenue within the acquired operations may be greater than anticipated. In addition, integration efforts are anticipated to be complex and may divert management attention and resources, which could adversely affect our operating results.

The risk of non-compliance with non-U.S. laws, regulations and policies could adversely affect our results of operations, financial condition or strategic objectives.

The WTW Transaction will introduce us into a number of new geographic markets, subjecting us to additional non-U.S. laws, regulations and policies which do not currently apply to us. These laws and regulations are complex, change frequently, have become more stringent over time, could increase our cost of doing business, and could result in conflicting legal requirements. These laws and regulations include international labor and employment laws, data privacy requirements, and local laws prohibiting corrupt payments to government officials. We will be subject to the risk that we, our employees, our agents, or our affiliated entities, or their respective officers, directors, employees and agents, may take actions determined to be in violation of any of these laws, regulations or policies, for which we might be held responsible. Actual or alleged violations could result in substantial fines, sanctions, civil or criminal penalties, debarment from government contracts, curtailment of operations in certain jurisdictions, competitive or reputational harm, litigation or regulatory action and other consequences that might adversely affect our results of operations, financial condition or strategic objectives.

Employees of the operations to be acquired in France, Germany and the Netherlands are represented by work councils that need to be informed and consulted with in relation to the potential sale of those businesses to us. In the case of France and the Netherlands, the Security and Asset Purchase Agreement relating the WTW Transaction (the “SAPA”), by and among the Company, Aon plc and Willis Towers Watson plc provides that the sale of those entities will not take place until such consultation has concluded and accordingly it is possible that the completion of the acquisition of those entities will be delayed beyond the closing of the principal transaction (or, in certain very limited circumstances, that they will not be completed at all). The consideration allocated to such entities will not be paid until the transfer of shares of those entities actually takes place.

In addition to work councils in France, the Netherlands and Germany, there are also various company-level, industry-level and/or national-level, collective bargaining agreements in place in Argentina, Brazil, France, Germany, Italy, Norway, Poland, Senegal, Spain, Sweden, and Vietnam. Maintaining positive industrial relations with the works councils in France, the Netherlands, and Germany will therefore be important to avoid disruptions and continue the smooth operations in these countries, and future changes to terms and conditions or working practices of employees or any workforce rationalization may be subject to works council and/or renegotiation of company-level collective bargaining agreements in the relevant countries.

While we believe that relations with work councils and trade unions in these countries are and will continue to be satisfactory, work stoppages could occur and we may not be successful in negotiating new collective bargaining agreements. In addition, collective bargaining negotiations may (1) result in significant increases in the cost of labor, (2) divert management’s attention away from operating the business or (3) break down and result in the disruption of operations. The occurrence of any of the preceding conditions could result in increased costs and impair our ability to operate our business.

There can be no assurance that we will be able to secure the required financing in connection with the acquisition on acceptable terms, at favorable pricing, in a timely manner, or at all.

We expect to finance the WTW Transaction using a combination of cash on hand and the proceeds of equity and/or debt offerings. The completion of the WTW Transaction is not conditioned on our ability to obtain financing. If our ability to raise funds through the capital markets is impacted for any reason, including, but not limited to, a deterioration in our financial results, poor economic conditions, or stock market volatility, we may be unable to complete equity and/or debt offerings on acceptable terms, at favorable pricing, in a timely manner, or at all. Additionally, the cost of financing the WTW Transaction could be more expensive than expected. If we are unable to obtain such financing as anticipated, we may be compelled to specifically perform our obligations to complete the WTW Transaction or could otherwise be subject to claims under the SAPA, each of which could have a material adverse effect on the Company.

We have not provided pro forma financial statements reflecting the impact of the WTW Transaction on our historical financial information or separate financial statements for the business we are acquiring.

We are not in a position at this time to provide pro forma financial information reflecting the estimated pro forma impact of the WTW Transaction on our historical financial information or to provide separate financial statements for the businesses we are acquiring. The information we have presented with respect to the WTW Transaction has been prepared based on information made available to us as well as estimates and adjustments deemed appropriate by us based on such information and has not been subject to audit or reviewed by any third party. In addition, audited or pro forma financial information we may be required to present following completion of the WTW Transaction may be prepared on a basis different from the information we have used to prepare the initial estimates regarding the impact of the WTW Transaction. As a result, the financial information with respect to the businesses we are acquiring included in our future financial statements or in any future public filings may differ materially from the information we believe to be relevant and have disclosed at this time.

We have made certain assumptions relating to the WTW Transaction which may prove to be materially inaccurate.

We have made certain assumptions relating to the WTW Transaction, which assumptions may be inaccurate, including as a result of the failure to realize the expected benefits of the WTW Transaction, higher than expected transaction and integration costs and unknown liabilities as well as general economic and business conditions that adversely affect the combined company following the WTW Transaction. These assumptions relate to numerous matters, including:

•	projections of future revenue, EBITDAC and our earnings per share, including assumptions and projections regarding revenue we expect to lose due to “breakage”;

•	projections of future expenses and expense allocation relating to the WTW Transaction and the acquired assets;

•	our ability to maintain, develop and deepen relationships with employees, including key brokers, and customers associated with the acquired assets;

•	our ability to issue equity and debt or any other financing, or to generate and maintain needed cash from operations, to complete the WTW Transaction;

•	the amount of goodwill and intangibles that will result from the WTW Transaction;

•	certain other purchase accounting adjustments that we may be required to record in our financial statements in connection with the WTW Transaction;

•	acquisition costs, including restructuring charges and transaction costs; and

•	other financial and strategic risks of the WTW Transaction.

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